UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

ZIVO BIOSCIENCE, INC.
(Exact name of Registrant as Specified in Its Charter)

Nevada	000-30415	87-0699977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 East Long Lake Road, Suite 100, Bloomfield Hills, Michigan	48304
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 452-9866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIVO	The Nasdaq Stock Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	ZIVOW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.08 Shareholder Director Nominations.

Zivo Bioscience, Inc. (the “Company”) expects to hold its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, July 28, 2022 and has fixed the closing of business on June 28, 2022 as the record date for the Annual Meeting. Because the date of the Annual Meeting has been changed by more than 30 days from the anniversary date of the 2021 Annual Meeting of Stockholders, the Company is providing the due date for submission of any qualified stockholder proposal.

Pursuant to applicable Securities and Exchange Commission (“SEC”) rules and the Company’s bylaws, the deadline for the submission of proposals to be included in the Company’s proxy materials is the close of business on July 1, 2022, and the deadline for the submission of director nominations to be brought before the Annual Meeting by a stockholder is the close of business on July 14, 2022. Written notice for any such proposals, nominations or other business must be received by the Company at its principal executive office (Zivo Bioscience, Inc., Attention: Chief Financial Officer, 21 East Long Lake Road, Suite 100, Bloomfield Hills, MI 48304) by the applicable deadline and must comply with the procedures and requirements of applicable SEC rules and the Company’s Amended Bylaws.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

Dated: June 28, 2022	By:	/s/ Keith Marchiando
Keith Marchiando Chief Financial Officer, Secretary and Treasurer

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